Exhibit 99.1

WABCO’s Outstanding Growth in 2017 Powers Record Sales; Solidly

Outperforms Global Commercial Vehicle Market; Delivers Record Operating Income

Provides Guidance for 2018

•	Q4 2017 sales of $934.1 million, up 30.9 percent from a year ago and up 24.3 percent in local currencies

•	Full year 2017 sales of $3,304.2 million, up 17.6 percent from a year ago and up 16.0 percent in local currencies

•	Q4 2017 reported operating margin of 13.4 percent versus 13.7 percent a year ago; performance operating margin of 15.4 percent, up from 14.8 percent a year ago

•	Full year 2017 reported operating margin of 13.2 percent versus 13.6 percent a year ago; performance operating margin of 14.9 percent, up from 14.7 percent a year ago

•	For full year 2017, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $421.5 million

•	Q4 2017 reported diluted EPS of $3.12, up from $1.15 a year ago; performance diluted EPS of $2.00, up from $1.47 a year ago

•	Full year 2017 reported diluted EPS of $7.50, up from $3.98 a year ago; performance diluted EPS of $6.86, up from $5.80 a year ago

•	Provides guidance for full year 2018: sales growth to range from 10.0 to 15.0 percent in local currencies; reported diluted EPS to range from $6.76 to $7.26 and performance diluted EPS to range from $7.20 to $7.70

BRUSSELS, Belgium, February 16, 2018 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q4 and full year 2017 results.

WABCO Q4 2017

U.S. Dollars in millions except EPS or otherwise indicated	Q4 2017		Q4 2016*
Sales		$934.1	$713.7
Sales change – in U.S. Dollars year on year	Up	30.9%	—
Sales change – in local currencies year on year	Up	24.3%	—
Operating Income – Reported		$124.9	$97.7
Operating Income – Performance		$144.2	$105.7
Operating Margin – Reported		13.4%	13.7%
Operating Margin – Performance		15.4%	14.8%
Net Income Attributable to the Company – Reported**		$168.3	$63.1
Net Income Attributable to the Company – Performance		$107.7	$80.9
Diluted EPS – Reported**		$3.12	$1.15
Diluted EPS – Performance		$2.00	$1.47

*	Revised in accordance with Accounting Standards Update (ASU) 2017-07
**	Q4 2017 includes $152 million after-tax gain from the purchase of Meritor Inc.’s stake in the Meritor WABCO joint venture, which is partially offset by a charge of $81 million from tax reforms in U.S. and Belgium.

“In Q4 2017, WABCO delivered exceptional growth, before adding the contribution from our two largest acquisitions, R.H. Sheppard with its advanced steering technologies, and taking full ownership of the Meritor WABCO joint venture in North America,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“We demonstrated once again our ability to capitalize on solid growth in the commercial vehicle market while continuing WABCO’s strong outperformance of global truck and bus production,” said Esculier. “In addition, we achieved a record quarterly performance operating margin, and we delivered record quarterly earnings per share on a performance basis, up 36 percent versus a year ago.”

WABCO Full Year 2017

U.S. Dollars in millions except EPS or otherwise indicated	FY 2017		FY 2016*
Sales		$3,304.2	$2,810.0
Sales change – in U.S. Dollars year on year	Up	17.6%	—
Sales change – in local currencies year on year	Up	16.0%	—
Operating Income – Reported		$435.0	$381.9
Operating Income – Performance		$492.1	$411.7
Operating Margin – Reported		13.2%	13.6%
Operating Margin – Performance		14.9%	14.7%
Net Income Attributable to the Company – Reported**		$406.1	$223.0
Net Income Attributable to the Company – Performance		$371.6	$324.6
Diluted EPS – Reported**		$7.50	$3.98
Diluted EPS – Performance		$6.86	$5.80

*	Revised in accordance with Accounting Standards Update (ASU) 2017-07
**	2017 includes $152 million after-tax gain from the purchase of Meritor Inc.’s stake in the Meritor WABCO joint venture, which is partially offset by a charge of $81 million from tax reforms in U.S. and Belgium.

“Overall, WABCO’s outstanding growth in 2017 powered record annual sales, before adding the contribution of WABCO’s two largest acquisitions,” said Esculier. “Moreover, 2017 represents WABCO’s eleventh consecutive year of solid outperformance of the commercial vehicle industry relative to global truck and bus production.”

“In 2017, we continued to increase WABCO content onboard vehicles through further adoption of our safety and efficiency technologies in both mature and emerging markets,” said Esculier. “We also demonstrated WABCO’s exceptional ability to transform top-line growth into superb bottom-line results, delivering record annual earnings per share on a performance basis, up 18 percent versus a year ago.”

In 2017, WABCO’s Operating System, the company’s globally standardized management environment, delivered $83.2 million of materials and conversion productivity, another annual record. It also generated gross materials productivity of 5.3 percent.

“Throughout 2017, we continued to drive cost efficiency across WABCO’s global value chain, reaching conversion productivity of 8.1 percent in our factories, and setting yet another annual record,” said Esculier.

In 2017, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $421.5 million.

WABCO Share Buyback Program

Since June 2011, WABCO has repurchased 19,328,912 shares for $1,591.0 million in open market transactions as of December 31, 2017. As previously disclosed, due to WABCO’s global strategic acquisitions during second half 2017, no shares were repurchased in this period. WABCO is further authorized to repurchase up to $480.0 million of additional shares through December 31, 2018, as previously reported.

Recent WABCO Highlights

In January 2018, WABCO announced that it has entered into a new long-term agreement to supply automated manual transmission (AMT) valve technology for a major global manufacturer of trucks and buses headquartered in Europe. In a new technological development for heavy-duty transmissions, WABCO will supply its latest generation of tailored AMT valves. WABCO will support future series production as sole supplier, primarily in Europe and South America. Further differentiated by its global infrastructure, WABCO provides production and supply chain capabilities that are near sites where this major customer plans their new gearbox and transmissions to be produced. WABCO’s innovative AMT technology improves fuel economy through optimized gear shifting. WABCO is the global market leader with more than 4 million AMT systems sold.

In Q4 2017, WABCO disclosed that it has signed a new agreement to strengthen its strategic partnership with Dongfeng Liuzhou Motor, one of China’s major truck makers, and to extend their existing strategic supply agreement. WABCO will offer new products, systems and value-added services to Dongfeng Liuzhou with a view to upgrading technology and optimizing onboard systems performance for Dongfeng Liuzhou brands. As part of the agreement, WABCO will provide Dongfeng Liuzhou with technologies to enhance fuel efficiency and advanced driver assistance systems, such as ESCsmart™ electronic stability control, air disc brakes and other active safety systems.

WABCO announced in Q4 2017 that it has made a $10 million strategic investment in Nikola Motor Company, a leader in the design and manufacturing of hydrogen-electric vehicles, vehicle components, energy storage systems and electric vehicle drivetrains, headquartered in Salt Lake City, Utah, U.S.A. This transaction further demonstrates WABCO’s commitment to advance the development of electric and highly automated commercial vehicles in North America and around the globe. In addition, WABCO and Nikola agreed to accelerate the development of industry-leading safety technologies specifically designed for electric commercial vehicles, including electronic braking systems, as well as traction and stability control technologies. Nikola plans to begin testing among commercial vehicle fleets in late 2018 and launch full production in 2021.

WABCO reported in Q4 2017 that it has acquired the remaining 51 percent interest of its South African partnership with Sturrock and Robson Industries, Pty Ltd., creating wholly-owned WABCO South Africa. This acquisition will help WABCO to introduce its extended global portfolio to the African region, enabling continued growth. WABCO has operated in South Africa for nearly 40 years, and its customers in South Africa and nearby countries include the region’s top five trailer manufacturers, a strong aftermarket network and a wide range of commercial vehicle makers.

In Q4 2017, WABCO introduced WABCO OnSide™, an advanced blind spot detection system for commercial trucks and trailers. The radar-based system alerts drivers of the presence of a moving vehicle in a truck’s blind spot and provides a side collision warning to reduce the risk of accidents. When used with WABCO’s OnLaneASSIST™ lane keeping assist system, OnSide has the capability to go beyond warning to enable active collision avoidance. OnSide is available through major North American truck makers as of Q1 2018.

WABCO INDIA reported in Q4 2017 that it received the “Future Ready Factory Award” for its Mahindra World City plant’s operational performance and business results. This recognition by the 2017 India Manufacturing Excellence Awards further differentiates this plant as one of India’s best facilities in the automotive manufacturing industry. In addition, WABCO’s Mahindra World City plant recently received the “Export Excellence Award” from India’s Ministry of Commerce and Industry. The plant secured first position for its unparalleled contribution to India’s net foreign exchange earnings for the year 2015-16. “Export Excellence Awards” are granted by India’s government to recognize the contribution of outstanding engineering and services companies in the nation’s Special Economic Zones.

WABCO Full Year 2018 Guidance

Based on its estimate of future market conditions, tax environment, foreign exchange movements and contributions from acquisitions, WABCO provides guidance for 2018.

WABCO Guidance	Full Year 2018
Sales – in millions	$3,820 – $3,980
Sales growth – in local currencies	10.0% – 15.0%
Operating Margin – Reported	13.8% – 14.2%
Operating Margin – Performance	14.5% – 14.9%
Diluted EPS – Reported	$6.76 – $7.26
Diluted EPS – Performance	$7.20 – $7.70

“We are committed to continue WABCO’s market outperformance and to transform top-line growth into healthy bottom-line results through our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier. “We also reiterate our confidence in our ability to sustain WABCO’s delivery of outstanding shareowner value.”

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Alexander De Bock, Interim Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2017 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from Noon Eastern Time on February 16 until Noon Eastern Time on February 23, 2018. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 5195959.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Originating from the Westinghouse Air Brake Company founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations to enable autonomous driving in the commercial vehicle industry. Today, leading truck, bus and trailer brands worldwide rely on WABCO’s differentiating technologies, including advanced driver assistance, braking, steering and stability control systems. Powered by its vision for accident-free driving and greener transportation solutions, WABCO is also at the forefront of advanced fleet management systems that contribute to commercial fleet efficiency. For six consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” In 2017, WABCO reported sales of $3.3 billion and has nearly 15,000 employees in 40 countries. For more information, visit www.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions and the risk that we may need to increase our provisional charge relating to the transition tax under U.S. tax law, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and full year 2017 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Consolidated Statements of Operations

•	Consolidated Balance Sheets

•	Consolidated Statements of Cash Flows

•	Three Months Ended December 31, 2017 Data Supplement Sheet

•	Twelve Months Ended December 31, 2017 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

WABCO media, investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve months Ended
	December 31,		December 31,
(Amounts in millions, except share and per share data)	2017	2016	2017	2016
Sales	$934.1	$713.7	$3,304.2	$2,810.0
Cost of sales	657.5	494.6	2,290.4	1,931.0

Gross profit	276.6	219.1	1,013.8	879.0
Operating expenses:
Selling and administrative expenses	112.5	87.9	411.2	356.6
Research, development and engineering expenses	33.2	32.7	147.0	135.2
Other operating expense, net	6.0	0.9	20.6	5.3

Operating income	124.9	97.7	435.0	381.9
Equity income of unconsolidated joint ventures, net	(0.1)	5.9	23.1	24.8
Gain on remeasurement of equity investments	247.7	—	247.7	—
Other non-operating expense, net	(9.4)	(5.5)	(37.2)	(24.9)
Interest expense, net	(4.3)	(3.6)	(16.0)	(12.7)

Income before income taxes	358.8	94.5	652.6	369.1
Income tax expense	186.1	16.7	229.7	121.8

Net income including noncontrolling interests	172.7	77.8	422.9	247.3
Less: Net income attributable to noncontrolling interests	4.4	14.7	16.8	24.3

Net income attributable to Company	$168.3	$63.1	$406.1	$223.0
Net income per common share:
Basic	$3.13	$1.15	$7.53	$4.00
Diluted	$3.12	$1.15	$7.50	$3.98
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	53,719,507	54,837,908	53,903,938	55,695,738
Diluted	53,938,611	55,096,042	54,139,815	55,981,816

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(Amounts in millions)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,141.5	$862.5
Short-term investments	0.6	—
Accounts receivable, net	669.2	493.7
Inventories:
Finished products	149.2	102.9
Products in process	31.2	14.2
Raw materials	141.0	106.5
Income taxes receivable	7.5	—
Guaranteed notes receivable	39.7	53.6
Investments in repurchase agreements	137.5	128.7
Other current assets	76.8	111.9

Total Current Assets	2,394.2	1,874.0
Property, plant and equipment, less accumulated depreciation	522.3	408.6
Goodwill	834.7	399.2
Deferred tax assets	211.1	208.8
Investments in unconsolidated joint ventures	6.5	20.8
Intangible assets, net	266.6	78.9
Other Assets	88.0	65.7

Total Assets	$4,323.4	$3,056.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$386.5	$0.2
Accounts payable	258.1	171.9
Accrued payroll	130.4	101.8
Current portion of warranties	29.5	32.2
VAT payable	18.2	40.1
Accrued expenses	81.6	69.4
Promotion and customer incentives	24.3	31.9
Accrued income tax	56.2	1.3
Other accrued liabilities	88.5	82.1

Total Current Liabilities	1,073.3	530.9
Long-term debt	1,023.3	958.9
Pension and post-retirement benefits	700.7	590.6
Deferred tax liabilities	75.3	138.8
Long-term tax liability	166.8	2.9
Other liabilities	82.9	66.6

Total Liabilities	3,122.3	2,288.7
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,937,828 in 2017; 78,701,273 in 2016; and shares outstanding: 53,735,486 in 2017; 54,491,918 in 2016	0.8	0.8
Capital surplus	883.2	861.2
Treasury stock, at cost: 25,202,342 shares in 2017; 24,209,355 shares in 2016	(1,861.3)	(1,744.4)
Retained earnings	2,563.2	2,161.1
Accumulated other comprehensive loss	(464.5)	(577.3)

Total shareholders’ equity	1,121.4	701.4
Noncontrolling interests	79.7	65.9

Total Equity	1,201.1	767.3

Total Liabilities and Equity	$4,323.4	$3,056.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Twelve months Ended
	December 31,		December 31,
(Amounts in millions)	2017	2016	2017	2016
Operating Activities
Net income including noncontrolling interest	172.7	77.8	422.9	247.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22.6	19.9	84.8	76.0
Amortization of intangibles	8.5	6.2	22.3	22.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.3	(1.2)	0.8	3.9
Non-cash stock compensation	3.3	2.5	16.4	13.1
Non-cash interest expense and debt issuance cost amortization	6.6	6.1	23.1	17.7
Deferred income tax (benefit)/expense	(31.1)	(5.1)	(48.2)	68.3
Pension and post-retirement benefit expense	14.1	12.4	57.5	44.2
Impairment and disposition of fixed assets	0.7	1.1	0.6	0.8
Gain on remeasurement of equity investment	(247.7)	—	(247.7)	—
Changes in assets and liabilities:
Accounts receivable, net	53.6	(11.8)	(64.3)	(61.5)
Inventories, net	14.2	24.4	(16.0)	(3.9)
Accounts payable	(20.9)	(2.4)	5.4	21.7
Other accrued liabilities and taxes	28.7	(13.6)	3.3	63.9
Other current and long-term assets	18.5	20.5	28.2	(40.7)
Other long-term liabilities	158.8	(14.1)	157.1	(45.8)
Pension and post-retirement benefit contributions	(8.0)	(5.9)	(24.7)	(21.6)

Net cash provided by operating activities:	$194.9	$116.8	$421.5	$405.4

Investing Activities
Purchases of property, plant and equipment	(47.6)	(35.6)	(104.7)	(104.0)
Investments in capitalized software	(1.2)	(2.5)	(5.8)	(10.0)
Proceeds from disposal of property, plant and equipment	—	6.2	—	7.0
Purchases of short-term investments and repurchase agreements	(132.3)	(156.5)	(535.2)	(324.6)
Sales and maturities of short-term investments and repurchase agreements	262.1	106.5	548.4	273.0
Cost of preferred stock investment	(10.0)	—	(10.0)	(0.9)
Return of investment in unconsolidated joint venture	1.8	—	1.8	—
Acquisition of businesses, net	(241.0)	0.7	(382.7)	(92.3)

Net cash used by investing activities:	$(168.2)	$(81.2)	$(488.2)	$(251.8)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	—	469.1	25.3	730.1
Repayments of long-term revolving credit facilities	—	(261.0)	(25.0)	(261.0)
Net borrowings/(repayments) of short-term debt	245.1	(1.5)	382.5	(4.9)
Settlement of forward contract	(0.3)	15.2	(0.3)	15.2
Proceeds from minority interest shareholders	0.6	—	0.6	—
Purchases of treasury stock	—	(62.5)	(120.0)	(250.0)
Taxes withheld and paid on employee stock award vestings	(0.1)	—	(4.9)	(6.0)
Dividends to noncontrolling interest holders	(1.3)	(3.4)	(7.1)	(6.7)
Proceeds from exercise of stock options	5.0	0.7	9.5	3.9

Net cash provided by financing activities:	$249.0	$156.6	$260.6	$220.6

Effect of exchange rate changes on cash and cash equivalents	12.6	(39.8)	85.1	(26.9)
Net increase in cash and cash equivalents	288.3	152.4	279.0	347.3
Cash and Equivalents at Beginning of Period	853.2	710.1	862.5	515.2

Cash and Equivalents at End of Period	$1,141.5	$862.5	$1,141.5	$862.5

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended December 31, 2017 Data Supplement Sheet (Unaudited)

	Three Months Ended December 31,
		% of Sales/		% of Sales/		% Chg vs.
(Amounts in millions, except per share data)	2017	Adj Sales	2016	Adj Sales	Chg vs. 2016	2016
Sales
Reported	$934.1		$713.7		$220.4	30.9%
Foreign exchange translational effects	(47.2)		—		(47.2)

Adjusted Sales	$886.9		$713.7		$173.2	24.3%

Gross Profit
Reported	$276.6	29.6%	$219.1	30.7%	$57.5	26.2%
Streamlining costs	2.0		7.0		(5.0)
Acquisition related costs	7.5		—		7.5

Performance Gross Profit	$286.1	30.6%	$226.1	31.7%	$60.0	26.5%
Foreign exchange translational effects	(16.2)		—		(16.2)

Adjusted Gross Profit	$269.9	30.4%	$226.1	31.7%	$43.8	19.4%

Operating Expenses
Reported	$151.7	16.2%	$121.5	17.0%	$30.2	24.9%
Streamlining costs	(1.5)		1.7		(3.2)
Separation costs	(3.9)		0.4		(4.3)
Acquisition related costs	(4.4)		(3.1)		(1.3)

Performance Operating Expenses	$141.9	15.2%	$120.5	16.9%	$21.4	17.8%
Foreign exchange translational effects	(8.2)		—		(8.2)

Adjusted Operating Expenses	$133.7	15.1%	$120.5	16.9%	$13.2	11.0%

Operating Income
Reported	$124.9	13.4%	$97.7	13.7%	$27.2	27.8%
Streamlining costs	3.5		5.3		(1.8)
Separation costs	3.9		(0.4)		4.3
Acquisition related costs	11.9		3.1		8.8

Performance Operating Income	$144.2	15.4%	$105.7	14.8%	$38.5	36.4%
Foreign exchange translational effects	(8.0)		—		(8.0)

Adjusted Operating Income	$136.2	15.4%	$105.7	14.8%	$30.5	28.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$168.3		$63.1		$105.2	166.7%
Income tax expense	186.1		16.7		169.4
Interest expense, net	4.3		3.6		0.7

EBIT	$358.7	38.4%	$83.4	11.7%	$275.3	330.1%
Streamlining costs	3.5		5.3		(1.8)
Separation costs	4.8		0.7		4.1
Acquisition related costs	(235.7)		3.1		(238.8)
Out-of-period noncontrolling interest correction	—		12.3		(12.3)

Performance EBIT (Earnings Before Interest and Taxes)	$131.3	14.1%	$104.8	14.7%	$26.5	25.3%
Pre-Tax Income
Reported Net Income Attributable to Company	$168.3		$63.1		$105.2
Income tax expense	186.1		16.7		169.4

Pre-Tax Income Attributable to Company	$354.4		$79.8		$274.6
Streamlining costs	3.5		5.3		(1.8)
Separation costs	4.8		0.7		4.1
Acquisition related costs	(235.7)		3.1		(238.8)
Out-of-period noncontrolling interest correction	—		12.3		(12.3)

Performance Pre-Tax Income Attributable to Company	$127.0		$101.2		$25.8
Tax rate on a reported basis	51.9%		17.7%
Tax rate on a performance basis	15.2%		20.1%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$168.3		$63.1		$105.2
Streamlining costs	3.5		5.3		(1.8)
Separation costs	4.8		0.7		4.1
Acquisition related costs	(235.7)		3.1		(238.8)
Out-of-period noncontrolling interest correction	—		12.3		(12.3)
Tax items (1)	166.8		(3.6)		170.4

Performance Net Income Attributable to Company	$107.7		$80.9		$26.8

Net Income Attributable to Company per Diluted Common Share	$3.12		$1.15
Performance Net Income Attributable to Company per Diluted Common Share	$2.00		$1.47
Common Shares Outstanding - Diluted	53.9		55.1

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ‘16	173.2	173.2
Increase in adjusted income from ‘16	43.8	30.5

Incremental Income as a % of Sales	25.3%	17.6%
Less: YoY Transactional Foreign Exchange (FX) Impact		8.5

Increase in adjusted income from ‘16 excluding transactional FX impact		39.0
Incremental income excluding transactional FX as a % of Sales		22.5%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Twelve months Ended December 31, 2017 Data Supplement Sheet (Unaudited)

	Twelve months Ended December 31,
(Amounts in millions, except per share data)	2017	% of Sales/ Adj Sales	2016	% of Sales/ Adj Sales	Chg vs. 2016	% Chg vs. 2016
Sales
Reported	$3,304.2		$2,810.0		$494.2	17.6%
Foreign exchange translational effects	(43.8)		—		(43.8)

Adjusted Sales	$3,260.4		$2,810.0		$450.4	16.0%

Gross Profit
Reported	$1,013.8	30.7%	$879.0	31.3%	$134.8	15.3%
Streamlining costs	7.6		12.0		(4.4)
Acquisition related costs	7.5		0.9		6.6

Performance Gross Profit	$1,028.9	31.1%	$891.9	31.7%	$137.0	15.4%
Foreign exchange translational effects	(14.0)		—		(14.0)

Adjusted Gross Profit	$1,014.9	31.1%	$891.9	31.7%	$123.0	13.8%

Operating Expenses
Reported	$578.8	17.5%	$497.1	17.7%	$81.7	16.4%
Streamlining costs	(4.3)		(3.8)		(0.5)
Separation costs	(16.8)		(0.3)		(16.5)
Acquisition related costs	(20.9)		(12.8)		(8.1)

Performance Operating Expenses	$536.8	16.2%	$480.2	17.1%	$56.6	11.8%
Foreign exchange translational effects	(7.6)		—		(7.6)

Adjusted Operating Expenses	$529.2	16.2%	$480.2	17.1%	$49.0	10.2%

Operating Income
Reported	$435.0	13.2%	$381.9	13.6%	$53.1	13.9%
Streamlining costs	11.9		15.8		(3.9)
Separation costs	16.8		0.3		16.5
Acquisition related costs	28.4		13.7		14.7

Performance Operating Income	$492.1	14.9%	$411.7	14.7%	$80.4	19.5%
Foreign exchange translational effects	(6.4)		—		(6.4)

Adjusted Operating Income	$485.7	14.9%	$411.7	14.7%	$74.0	18.0%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$406.1		$223.0		$183.1	82.1%
Income tax expense	229.7		121.8		107.9
Interest expense, net	16.0		12.7		3.3

EBIT	$651.8	19.7%	$357.5	12.7%	$294.3	82.3%
Streamlining costs	11.9		15.8		(3.9)
Separation costs	20.2		4.0		16.2
Acquisition related costs	(219.2)		13.7		(232.9)
Out-of-period noncontrolling interest correction	—		12.3		(12.3)

Performance EBIT (Earnings Before Interest and Taxes)	$464.7	14.1%	$403.3	14.4%	$61.4	15.2%
Pre-Tax Income
Reported Net Income Attributable to Company	$406.1		$223.0		$183.1
Income tax expense	229.7		121.8		107.9

Pre-Tax Income Attributable to Company	$635.8		$344.8		$291.0
Streamlining costs	11.9		15.8		(3.9)
Separation costs	20.2		4.0		16.2
Acquisition related costs	(219.2)		13.7		(232.9)
Out-of-period noncontrolling interest correction	—		12.3		(12.3)

Performance Pre-Tax Income Attributable to Company	$448.7		$390.6		$58.1
Tax rate on a reported basis	35.2%		33.0%
Tax rate on a performance basis	17.2%		16.9%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$406.1		$223.0		$183.1
Streamlining cost	11.9		15.8		(3.9)
Separation costs	20.2		4.0		16.2
Acquisition related costs	(219.2)		13.7		(232.9)
Out-of-period noncontrolling interest correction	—		12.3		(12.3)
Tax items (1)	152.6		55.8		96.8

Performance Net Income Attributable to Company	$371.6		$324.6		$47.0

Net Income Attributable to Company per Diluted Common Share	$7.50		$3.98
Performance Net Income Attributable to Company per Diluted Common Share	$6.86		$5.80
Common Shares Outstanding - Diluted	54.1		56.0

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ‘16	450.4	450.4
Increase in adjusted income from ‘16	123.0	74.0

Incremental Income as a % of Sales	27.3%	16.4%
Less: YoY Transactional Foreign Exchange (FX) Impact		15.4

Increase in adjusted income from ‘16 excluding transactional FX impact		89.4
Incremental income excluding transactional FX as a % of Sales		19.8%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2018 Guidance
Sales
Reported Sales	$3,820.0 - $3,980.0
(1 Euro = 1.22 USD)
Operating Income
Reported Operating Income Margin	13.8% - 14.2%
Streamlining cost, impact to margin	0.2%
Separation costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	14.5% - 14.9%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$361.2 - $387.9
Streamlining cost	7.0
Separation costs	5.0
Acquisition related items	17.0
Tax items (1)	(5.8)

Performance Net Income Attributable to Company	$384.5 - $411.2

Reported Net Income Attributable to Company per Diluted Common Share	$6.76 - $7.26
Performance Net Income Attributable to Company per Diluted Common Share	$7.20 - $7.70
Diluted common shares outstanding	~53

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.